FIRST AMENDMENT TO

SECURITIES ESCROW AGREEMENT

This First Amendment to Securities Escrow Agreement dated as of July 31, 2008 (this “Agreement”), is entered into by and among Southern Sauce Company, Inc., a Florida corporation (the “Company”), Li Shaoqing (“Principal Stockholder”), Blue Ridge Investments, LLC, a limited liability company incorporated in Delaware (“Blue Ridge”).

WITNESSETH:

WHEREAS, the Company, Blue Ridge, Principal Stockholder and Loeb & Loeb LLP, as escrow agent, entered into a Securities Escrow Agreement dated as of July 18, 2008 (the “Securities Escrow Agreement”), and

WHEREAS, Section 1.5 of the Securities Escrow Agreement did not reflect the understanding of the parties and the parties have agreed to amend said provisions, in the manner, and on the terms and conditions, set forth herein.

NOW, THEREFORE, in consideration of the mutual promises herein contained and intending to be legally bound, the parties hereby agree as follows:

1. Definitions. Capitalized terms not otherwise defined herein (including the Recitals) shall have the meanings ascribed to them in the Securities Escrow Agreement.

2. Amendment to Section 1.5 of the Securities Escrow Agreement. Section 1.5 of the Securities Escrow Agreement is hereby amended and restated in its entirety as of the date hereof to read as follows:

1.5 If the Company fails to timely comply with its obligations set forth in Section 3.25 of the Purchase Agreement (the “Listing Obligation”), then 250,000 shares of Common Stock collectively owned by the Principal Stockholder (the “Penalty Shares”) shall be distributed to the Purchaser as set forth in Section 3.25 of the Purchase Agreement. Within five (5) business days after the release of the Penalty Shares to the Purchaser, the Principal Stockholder shall deposit into the escrow account maintained by the Escrow Agent stock certificates evidencing an aggregate of 250,000 shares of Common Stock.

3. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York. The representations and warranties contained in this Agreement shall survive the execution and delivery hereof and any investigations made by any party. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms thereof.

4. Execution of Counterparts. This Agreement may be executed in a number of counterparts, by facsimile, each of which shall be deemed to be an original as of those whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more of the counterparts hereof, individually or taken together, are signed by all the parties.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have executed and delivered this First Amendment to Securities Escrow Agreement on the day and year first above written.

SOUTHERN SAUCE COMPANY, INC.

By:  /s/ Wang Chen
Name: Wang Chen
Title: Chief Executive Officer

PURCHASER:

BLUE RIDGE INVESTMENTS, LLC

By:  /s/ John Hiebendahl
Name: John Hiebendahl
Title: Vice President

ESCROW AGENT:

Loeb & Loeb LLP

By:  /s/ Mitchell S. Nussbaum
Name: Mitchell S. Nussbaum
Title: Partner

PRINCIPAL STOCKHOLDER:

Li Shaoqing

By:  /s/ Li Shaoqing
Name: Li Shaoqing